Exhibit 10.12(a)

EXECUTION COPY

AMENDMENT NO. 2 TO AMENDED AND
RESTATED RECEIVABLES PURCHASE AGREEMENT

This AMENDMENT NO. 2 TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, dated as of November 6, 2008 (this “Amendment”), is by and among MANITOWOC FUNDING, LLC, as Seller, THE MANITOWOC COMPANY, INC., as Servicer, HANNOVER FUNDING COMPANY LLC, as Purchaser, and NORDDEUTSCHE LANDESBANK GIROZENTRALE, as Agent.

WHEREAS, the parties hereto are parties to that certain Amended and Restated Receivables Purchase Agreement, dated as of December 21, 2006 (as amended, supplemented or otherwise modified from time to time, the “Agreement”); and

WHEREAS, the parties hereto desire to amend the Agreement as set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

SECTION 1.           Definitions.  Capitalized terms defined in the Agreement and used but not otherwise defined herein shall have the meanings assigned thereto in the Agreement.

SECTION 2.           Amendments.  The Agreement is hereby amended as follows:

(a)           The definition of “Change in Control” set forth in Exhibit I to the Agreement is amended by deleting the phrase “or the Subordinate Note Documents” from where it appears in clause (x) thereof.

(b)           The definition of “Credit Agreement” set forth in Exhibit I to the Agreement is replaced in its entirety with the following:

“Credit Agreement” means the Amended and Restated Credit Agreement, dated as of August 25, 2008, among Manitowoc, the “Subsidiary Borrowers” party thereto, the “Lenders” party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, as amended, supplemented or otherwise modified from time to time; provided, however, that for purposes of any reference herein to a defined term set forth in the Credit Agreement, such reference shall be deemed to be a reference to the Credit Agreement as in effect on November 6, 2008 without giving effect to any amendment, supplement or other modification thereto entered into without the Agent’s written consent.

(c)           The definition of “Intercreditor Agreement” set forth in Exhibit I to the Agreement is replaced in its entirety with the following:

“Intercreditor Agreement” means the Second Amended and Restated Intercreditor Agreement, dated as of November 6, 2008, among Manitowoc, the Originators, the

Seller, the Agent and JPMorgan Chase Bank, N.A., as the same may be amended, supplemented or otherwise modified from time to time.

(d)           Clause (s) of Exhibit IV to the Agreement is replaced in its entirety with the following:

(s)           Financial Covenants.

(i)            Maximum Consolidated Total Leverage Ratio.  The Servicer shall cause the Consolidated Total Leverage Ratio to be less than (a) 4.00 to 1.00 at all times during the period from the Effective Date (as defined in the Credit Agreement) to and including December 30, 2009, (b) 3.75 to 1.00 at all times during the period from December 31, 2009 to and including December 30, 2010 and (c) less than 3.50 to 1.00 at all times thereafter.

(ii)           Maximum Consolidated Senior Leverage Ratio.  The Servicer shall cause the Consolidated Senior Leverage Ratio to at all times be less than 3.50 to 1.0.

(iii)          Minimum Consolidated Interest Coverage Ratio.  The Servicer shall not permit the Consolidated Interest Coverage Ratio for any fiscal quarter of the Servicer set forth below to be less than or equal to the ratio set forth opposite such fiscal quarter below:

Fiscal Quarter Ending	Ratio
June 30, 2008	2.50:1.00
September 30, 2008	2.50:1.00
December 31, 2008	2.50:1.00
March 31, 2009	2.50:1.00
June 30, 2009	2.75:1.00
September 20, 2009	2.75:1.00
December 31, 2009	2.75:1.00
March 31, 2010	2.75:1.00
Thereafter	3.00:1.00

SECTION 3.           Consent Regarding Amended and Restated Company Notes.  At the Seller’s request and pursuant to clause (q)(i) of Exhibit IV to the Agreement, the Agent hereby consents to the Seller’s issuance on the date hereof to each Originator of an amended and restated Company Note in substantially the form attached as Exhibit B to the Purchase and Sale Agreement in substitution and replacement of each outstanding Company Note heretofore issued by the Seller.

SECTION 4.           Representations and Warranties.  On the date hereof, each of the Seller and Manitowoc hereby represents and warrants (as to itself) to the Purchaser and the Agent as follows:

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(a)           after giving effect to this Amendment, no event or condition has occurred and is continuing which constitutes an Termination Event or Unmatured Termination Event;

(b)           after giving effect to this Amendment, the representations and warranties of such Person set forth in the Agreement and each other Transaction Document are true and correct as of the date hereof, as though made on and as of such date (except to the extent such representations and warranties relate solely to an earlier date and then as of such earlier date); and

(c)           this Amendment constitutes the valid and binding obligation of such Person, enforceable against such Person in accordance with its terms.

SECTION 5.           Effectiveness.  This Amendment shall be effective, as of the date hereof, upon receipt by the Agent of the following (in each case, in form and substance reasonably satisfactory to the Agent):

(a)           counterparts of this Amendment duly executed by each of the parties hereto;

(b)           an executed copy of a letter from JPMorgan Chase Bank, N.A. to Manitowoc confirming that the transactions contemplated by the Agreement constitute a “Permitted Securitization” under the Credit Agreement (as defined in Section 2(b) above);

(c)           counterparts to the Intercreditor Agreement (as defined in Section 2(c) above) duly executed by each of the parties thereto; and

(d)           an opinion of counsel to the Seller and Manitowoc opining that the transactions contemplated by the Agreement do not conflict with, or result in a breach of, or constitute a default under the Credit Agreement (as defined in Section 2(b) above).

SECTION 6.           Miscellaneous.  The Agreement, as amended hereby, remains in full force and effect.  Any reference to the Agreement from and after the date hereof shall be deemed to refer to the Agreement as amended hereby, unless otherwise expressly stated.  This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which then taken together shall constitute one and the same Amendment.  This Amendment may be executed by facsimile or delivery of a “.pdf” copy of an executed counterpart hereof.  This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York (including Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York, but without regard to any other conflict of laws provisions thereof) and the obligations, rights and remedies of the parties under this Amendment shall be determined in accordance with such laws.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, as of the date first above written.

MANITOWOC FUNDING, LLC,
as Seller

By:
Name:
Title:

Amendment No. 2 to Amended and Restated
Receivables Purchase Agreement

THE MANITOWOC COMPANY, INC.,
as Servicer

By:
Name:
Title:

Amendment No. 2 to Amended and Restated
Receivables Purchase Agreement

NORDDEUTSCHE LANDESBANK GIROZENTRALE, as Agent

By:
Name:
Title:

By:
Name:
Title:

Amendment No. 2 to Amended and Restated
Receivables Purchase Agreement

HANNOVER FUNDING COMPANY LLC,
as Purchaser

By:
Name:
Title:

Amendment No. 2 to Amended and Restated
Receivables Purchase Agreement